Exhibit 99.1

Aerkomm Enters into a Definitive Agreement with Sakai Display Products Corp. and PanelSemi Corp.

FREMONT, Calif., January 19, 2022 -- Aerkomm Inc. ("Aerkomm" or “the Company”) (Euronext Paris: AKOM; OTCQX: AKOM), a development stage service provider of In-Flight Entertainment and Connectivity solutions for the airline industry using Ka-band technology, today announced that it entered into a joint venture (the “Joint Venture”) agreement (the “Agreement”) with Sakai Display Products Corporation (“SDPJ”), a company incorporated under the laws of Japan, and PanelSemi Corporation (“PanelSemi”), a company incorporated under the laws of Taiwan, on January 10, 2022.

Through this Joint Venture, Aerkomm will develop and commercialize a tile antenna (“Tile Antenna”). The Joint Venture will be operated through a to-be-established California corporation (“Newco”), which will be owned initially 100% by SDPJ. Aerkomm will license to Newco its intellectual property, know-how and research and development results related to the Tile Antenna. SDPJ will provide Newco with working capital to develop the Tile Antenna proof of concept (“POC”). Upon approval of the POC, Aerkomm will contribute the intellectual property to Newco in exchange for 52% of the equity interest in Newco, and SDPJ and PanelSemi collectively will contribute $20 million in cash (less the contributions funded prior to the POC approval). SDPJ will hold 45% of Newco’s equity interest and PanelSemi will hold the remaining 3%.

Moreover, according to the Agreement, SDPJ will invest €7.5 million in Aerkomm via private placement upon approval of the POC.

In the event that the POC is not achieved within 11 months following the signing of the Agreement, the Joint Venture will be terminated, at which time we will terminate the intellectual property license to Newco and Newco will remain 100% owned by SDPJ.

Mr. Louis Giordimaina, CEO of Aerkomm, commented, “This agreement marks the first step in our partnership with SDPJ and PanelSemi. The joint venture will facilitate the development of a tile antenna to further our technological capabilities and better serve our customers. Looking ahead, we look forward to opportunities to expand our business and developing new industry-leading technology.”

About Aerkomm Inc.

Aerkomm Inc. (Euronext Paris: AKOM; OTCQX: AKOM), operating through its wholly owned subsidiary, Aircom Pacific, Inc., is a development stage service provider of in-flight entertainment and connectivity solutions for the airline industry. The Company strives to become a leading provider of a wide range of in-flight broadband entertainment and connectivity services, including Wi-Fi connectivity, cellular networks, movies, gaming, live television, and music. Aerkomm aims to reshape the market for in-flight entertainment and connectivity services by offering on-board connectivity to its airline partners and passengers for free, generating revenue through advertising and on-board transactions.

More information about Aerkomm is available at www.aerkomm.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our periodic filings with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, including in our Annual Report on Form 10-K filed with the SEC (SEC File No. 000-55925) on March 24, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Louis Giordimaina, CEO

Aerkomm Inc.

louis.giordimaina@aerkomm.com

+35679492509

SOURCE Aerkomm Inc.